Exhibit 99.1

News Release For Release January 28, 2026 9:00 A.M.

Contact:	D. Shawn Jordan, Executive Vice President & Chief Financial Officer or
Robin D. Brown, Executive Vice President & Chief Marketing Officer
(803) 951- 2265

First Community Corporation Announces Fourth Quarter and Year End 2025 Results and Cash Dividend

Lexington, SC – January 28, 2026

Highlights

•	Net income of $4.830 million for the fourth quarter of 2025 and $19.205 million for the year ended December 31, 2025. Net income, excluding the after-tax effect of merger expenses, of $5.357 million for the fourth quarter of 2025, and $20.348 million for the year ended December 31, 2025.
•	Diluted EPS of $0.62 per common share for the fourth quarter of 2025 and $2.47 per common share for the year ended December 31, 2025. Diluted EPS per common share, excluding the after-tax effect of merger expenses, of $0.69, for the fourth quarter of 2025 and $2.62 for the year ended December 31, 2025.
•	Net interest margin on a tax equivalent basis of 3.32% with margin expansion of five basis points during the fourth quarter of 2025 compared to the prior linked quarter. This is the seventh consecutive quarter of margin expansion.
•	Total loan growth of $90.5 million, or 7.4%, during the year ended December 31, 2025 and $31.7 million during the fourth quarter of 2025, an annualized growth rate of 9.8%.
•	Total deposits increased $73.6 million, or 4.4%, during the year ended December 31, 2025. Total deposits declined $21.6 million, or 1.2%, during the fourth quarter of 2025 compared to the prior linked quarter. Total deposit growth, excluding brokered CDs, was $84.1 million during the year ended December 31, 2025, a 5.0% growth rate. There were no brokered CDs at December 31, 2025 compared to $10.4 million at December 31, 2024. Average total deposits and average pure deposits (total deposits less certificates of deposit) increased $17.8 million and $18.8 million, respectively, in the fourth quarter of 2025 compared to the third quarter of the year.
•	In the investment advisory line of business, assets under management (AUM) were a record $1.170 billion at December 31, 2025, up from $1.103 billion at September 30, 2025 and $926.0 million at December 31, 2024. Investment advisory revenue was $2.146 million for the fourth quarter of 2025 and $7.565 million for the year ended December 31, 2025.
•	Mortgage line of business total production in the fourth quarter of 2025 was $44.4 million with fee revenue of $698 thousand and for the year ended December 31, 2025 total production was $202.7 million with fee revenue of $3.3 million.
•	Key credit quality metrics continue to be excellent with 2025 net charge-offs of $52 thousand; net loan recoveries, excluding overdrafts, of $23 thousand; non-performing assets of 0.02% and past due loans of 0.07% at year-end 2025.
•	Cash dividend of $0.16 per common share, the 96th consecutive quarter of cash dividends paid to common shareholders.
•	On January 8, 2026, the company completed its acquisition of Signature Bank of Georgia.

Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, reported net income for the fourth quarter of 2025 of $4.830 million as compared to $5.192 million in the third quarter of 2025 and $4.232 million in the fourth quarter of 2024. Diluted earnings per common share were $0.62 for the fourth quarter of 2025 as compared to $0.67 for the third quarter of 2025 and $0.55 for the fourth quarter of 2024. Net income, excluding the after-tax effect of merger expenses was $5.357 million for the fourth quarter of 2025. Diluted earnings per common share, excluding the after-tax effect of merger expenses, was $0.69.

For the year ended December 31, 2025, net income was $19.205 million compared to $13.955 million for 2024, an increase of 37.6%. Diluted earnings per share for the year ended December 31, 2025 was $2.47, compared to $1.81 for 2024, an increase of 36.5%. Net income, excluding the after-tax impact of merger expenses, was $20.348 million for the year ended December 31, 2025. Diluted earnings per common share for year ended December 31, 2025, excluding the after-tax effect of merger expenses, was $2.62.

Cash Dividend and Capital

The Board of Directors has approved a cash dividend for the fourth quarter of 2025 of $0.16 per common share. This dividend is payable on February 24, 2026 to shareholders of record of the company’s common stock as of February 10, 2026. First Community Corporation President and CEO, Mike Crapps commented, “The entire board is pleased that our performance enables the company to continue our cash dividend uninterrupted for 96 consecutive quarters.”

The company’s Board of Directors has approved a plan to utilize up to $7.5 million of capital to repurchase shares of its common stock, which represented approximately 4.5% of total shareholders’ equity as of December 31, 2025. This share repurchase plan expires on May 8, 2026. Under the repurchase plan, the company may repurchase shares from time to time. No shares have been repurchased under this plan. Mr. Crapps noted, “This approved share repurchase provides us with some flexibility in managing capital going forward.”

Each of the regulatory capital ratios for the bank exceed the well capitalized minimum levels currently required by regulatory statute. At December 31, 2025, the bank’s regulatory capital ratios (Leverage, Tier I Risk Based and Total Risk Based) were 8.66%, 13.11%, and 14.16%, respectively. This compares to the same ratios as of December 31, 2024 of 8.40%, 12.87%, and 13.94%, respectively. As of December 31, 2025, the bank’s Common Equity Tier I ratio was 13.11% compared to 12.87% at December 31, 2024. Further, the company’s Tangible Common Equity to Tangible Assets (TCE) ratio was 7.47% as of December 31, 2025 compared to 7.15% at September 30, 2025 and 6.66% as of December 31, 2024.

Tangible Book Value (TBV) per share increased during the quarter to $19.84 per share as of December 31, 2025 as compared to $19.06 as of September 30, 2025 and $16.93 as of December 31, 2024.

Asset Quality

The company’s asset quality remains excellent. The non-performing assets (NPAs) were 0.02% of total assets at December 31, 2025 with $372 thousand in NPAs compared to 0.04% at September 30, 2025. The past due ratio for all loans was 0.07% at year-end 2025, unchanged from September 30, 2025. During the fourth quarter of 2025, the bank experienced net charge-offs of $40 thousand with overall net charge-offs for the year ended December 31, 2025 of $52 thousand. Net loan charge-offs excluding overdrafts were $4 thousand during the fourth quarter of 2025, with overall net loan recoveries excluding overdrafts for the year ended December 31, 2025 of $23 thousand. Other Loans Especially Mentioned (OLEM) increased to $5.2 million, an increase of $2.2 million, primarily due to two unrelated loan relationships, where financial performance has not been as planned; however, no losses are anticipated. The ratio of classified loans plus OREO stands at 0.76% of total bank regulatory risk-based capital as of December 31, 2025 compared to 0.80% on a linked quarter and 1.06% at the end of 2024.

Balance Sheet

Total loans increased during the fourth quarter of 2025 by $31.7 million to $1.311 billion at December 31, 2025, compared to $1.279 billion at September 30, 2025, which is an annualized growth rate of 9.8%. For the year ended December 31, 2025, loan growth was $90.5 million which is a 7.4% annual growth rate. Commercial loan production was $55.3 million during the fourth quarter of 2025 and $202.6 million for the year ended December 31, 2025, with advances of unfunded commercial construction loans of $14.3 million during the quarter and $48.8 million during the year. Loan payoffs and paydowns in 2025 were up approximately 6.4% compared to 2024. First Community Bank President and CEO Ted Nissen noted, “Loan growth was strong in 2025; a combination of loan production and advances of unfunded commercial loans available for draws even with the headwinds of payoffs and paydowns during the year.”

The yield on the loan portfolio was 5.84% in the fourth quarter of 2025 unchanged from the prior quarter even as the Federal Reserve lowered the federal funds rate three times in the fourth quarter of 2025. As previously disclosed, effective May 5, 2023, the company entered into a pay-fixed swap agreement with initial notional value of $150.0 million ($127.4 million at December 31, 2025 compared to $136.6 million at September 30, 2025) designated as a fair value hedge for fixed rate loans in the closed loan portfolio (“Loan Pay-Fixed Swap”). This fair value hedge converts the fixed rate to a synthetic floating SOFR rate and will mature on May 5, 2026. Excluding the Loan Pay-Fixed Swap, the yield on the loan portfolio was 5.79% in the fourth quarter of 2025 compared to 5.76% in the prior quarter.

At December 31, 2025, total deposits were $1.750 billion compared to $1.676 billion at December 31, 2024, an increase of $73.6 million, representing an annual growth rate of 4.4%. Total deposits decreased $21.6 million during the fourth quarter of 2025 to $1.750 billion at December 31, 2025 compared to $1.771 billion at September 30, 2025. Average deposits in the fourth quarter of 2025 were $1.772 billion compared to $1.755 billion in the third quarter of 2025, an increase of $17.8 million. Pure deposits, which are defined as total deposits less certificates of deposit, decreased $26.4 million on a linked quarter basis to $1.436 billion at December 31, 2025. Average pure deposits were $1.461 billion in the fourth quarter of 2025 compared to $1.442 billion in the third quarter of the year, an increase of $18.8 million. Securities sold under agreements to repurchase, which are related to customer cash management accounts or business sweep accounts, were $107.2 million at December 31, 2025, an increase of $7.6 million on a linked quarter basis, a 30.2% annualized growth rate. As of December 31, 2025, the bank had no brokered deposits compared to $10.4 million at December 31, 2024. Total deposit growth in 2025, excluding brokered deposits, was $84.1 million for an annualized growth rate of 5.0%. Costs of deposits decreased eight basis points to 1.73% in the fourth quarter of 2025 compared to 1.81% in the third quarter of the year. Cost of funds decreased nine basis points on a linked quarter basis to 1.80% in the fourth quarter of 2025 from 1.89% in the third quarter of the year. Non-interest bearing deposits decreased by $16.0 million on a linked quarter basis to $467.3 million or 26.7% of total deposits and increased on an average basis for the quarter to $485.9 million from $475.3 million in the quarter ending September 30, 2025. Mr. Nissen commented, “A strength of our bank has been and continues to be the value of our deposit franchise.”

The bank has other short-term investments, primarily interest bearing cash at the Federal Reserve Bank, of $137.2 million at December 31, 2025 compared to $163.2 million at September 30, 2025. Further, the bank has additional sources of liquidity in the form of federal funds purchased lines of credit in the total amount of $102.5 million with four financial institutions and $10.0 million through the Federal Reserve Discount Window. The bank also has substantial borrowing capacity at the Federal Home Loan Bank (FHLB) of Atlanta with an approved line of credit of up to 25% of assets. There were no borrowings against these lines of credit as of December 31, 2025.

The investment portfolio was $492.2 million at December 31, 2025 compared to $501.3 million at September 30, 2025. The yield was 3.30% during the fourth quarter of 2025 as compared to 3.41% in the third quarter of 2025. The effective duration of the investment portfolio was 3.1 at December 31, 2025. Accumulated Other Comprehensive Loss (AOCL) improved to $18.4 million at December 31, 2025 from $20.2 million at September 30, 2025.

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the for the year ended December 31, 2025 increased 19.2% to $62.0 million compared to $52.0 million for 2024. On a linked quarter basis, net interest income increased to $16.3 million in the fourth quarter of 2025 from $16.0 million in the third quarter of the year, an annualized increase of 7.9%. The net interest margin, on a taxable equivalent basis, was 3.32% for the fourth quarter of 2025 compared to 3.27% in the third quarter of 2025. This represents seven consecutive quarters of net interest margin expansion, with what the company believes is positive momentum entering the first quarter of 2026.

The Loan Pay-Fixed Swap positively impacted interest on loans by $150 thousand during the fourth quarter of 2025 and $1.0 million for the year ended December 31, 2025. Loan yields and net interest margin both benefitted with an increase of five basis points and three basis points, respectively, during the fourth quarter of 2025 and eight basis points and five basis points, respectively, for the year ended December 31, 2025.

Non-Interest Income

Total non-interest income was $4.288 million in the fourth quarter of 2025 compared to $4.469 million in the third quarter of the year and $3.608 million in the fourth quarter of 2024. Total non-interest income, for the year ended December 31, 2025 was $16.945 million, compared to $14.004 million for 2024.

Total production in the mortgage line of business in the fourth quarter of 2025 was $44.4 million which was comprised of $25.8 million in secondary market loans, $3.0 million in adjustable rate mortgages (ARMs) and $15.6 million in construction loans. Fee revenue associated with the secondary market loans was $693 thousand in the fourth quarter of 2025 with a gain-on-sale margin of 2.69%. This compares to production in the third quarter of 2025 of $38.1 million which was comprised of $19.5 million in secondary market loans, $8.7 million in ARMs, and $9.9 million in construction loans. Fee revenue associated with the secondary market loans in the third quarter of 2025 was $930.7 thousand with a gain-on-sale margin of 2.91%. Production in the fourth quarter of 2024 was $41.88 million which was comprised of $24.04 million in secondary market loans, $7.92 million in ARMs, and $9.92 million in construction loans. Fee revenue associated with the secondary market loans was $707 thousand in the fourth quarter of 2024 with a gain-on-sale margin of 2.94%. Mr. Nissen noted, “While we are still experiencing the headwinds of a higher interest rate environment and low housing inventory, we are encouraged by recent trends.”

Revenue in the investment advisory line of business was $2.146 million in the fourth quarter of 2025 compared to $1.862 million in the third quarter of 2025 and $1.720 million in the fourth quarter of 2024. Total revenue in the investment advisory line of business in 2025 was $7.565 million compared to $6.181 million in 2024. AUM ended 2025 at $1.170 billion compared to $1.103 billion at September 30, 2025, and $926.0 million at year-end 2024.

Non-Interest Expense / Taxes

Total non-interest expense was $13.827 million in the fourth quarter of 2025, up $153 thousand from non-interest expense of $13.674 million in the third quarter of the year. Salaries and Benefits expense increased $114 thousand on a linked-quarter basis. Other expenses increased $183 thousand, primarily due to computer service charges and other miscellaneous items. Merger-related expenses were $120 thousand lower on a linked quarter.

Other

Special meetings of shareholders related to the merger were held on Wednesday, November 19, 2025, with shareholders of both First Community Corporation and Signature Bank of Georgia approving the transaction. Required regulatory approvals were also received during the fourth quarter of 2025. On January 8, 2026, First Community Corporation completed the financial closing of its acquisition of Signature Bank of Georgia, with the operational systems conversion scheduled for mid-March 2026. This acquisition provides First Community with entry into a new market as well as a new line of business focused on SBA and other government-guaranteed lending. At December 31, 2025, Signature Bank of Georgia reported $197.8 million in loans and $235.3 million in deposits. The bank recorded a net interest margin of 4.44% for the fourth quarter of 2025.

The financial information relating to Signature Bank of Georgia reflects historical, unaudited, standalone information for periods prior to the completion of the acquisition and is provided solely for informational purposes. Such information is not included in the company’s consolidated financial statements for the periods presented and should not be considered indicative of the company’s results of operations following the acquisition. The net interest margin of Signature Bank of Georgia represents a performance metric historically used by Signature Bank of Georgia in managing its operations and may not be calculated in the same manner as net interest margin reported by the company or other financial institutions. Accordingly, this information is not intended to be comparable to the company’s net interest margin or to any pro forma financial information.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending, financial planning/investment advisory services, and SBA/USDA lending. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta and Atlanta, Georgia. For more information, visit www.firstcommunitysc.com.

FORWARD-LOOKING STATEMENTS

This news release and certain statements by our management may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, goals, projections and expectations, and are thus prospective. Forward looking statements can be identified by words such as “anticipate”, “expects”, “intends”, “believes”, “may”, “likely”, “will”, “plans”, “positions”, “future”, “forward”, or other statements that indicate future periods. Such risks, uncertainties and other factors, include, among others, the following: (1)the risk that anticipated cost savings or other expected benefits of the acquisition of Signature Bank of Georgia may not be realized; (2) potential disruption to client or employee relationships as a result of the acquisition of Signature Bank of Georgia; (3) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (4) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected; (5) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (6) changes in legislation, regulation, policies or administrative practices, whether by judicial, governmental, or legislative action; (7) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (8) changes in interest rates, which have and may continue to affect our deposit and funding costs, net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities; (9) technology and cybersecurity risks, including potential business disruptions, reputational risks, and financial losses, associated with potential attacks on or failures by our computer systems and computer systems of our vendors and other third parties; (10) elevated inflation which causes adverse risk to the overall economy, and could indirectly pose challenges to our customers and to our business; (11) any increases in FDIC assessment which has increased, and may continue to increase, our cost of doing business; (12) the adverse effects of events beyond our control that may have a destabilizing effect on financial markets and the economy, such as epidemics and pandemics, war or terrorist activities, essential utility outages, government shutdowns, deterioration in the global economy, instability in the credit markets, disruptions in our customers’ supply chains or disruption in transportation; and (13) risks, uncertainties and other factors disclosed in our most recent Annual Report on Form 10-K filed with the SEC, or in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, which are available at the SEC’s Internet site (http://www.sec.gov).

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Total Assets	$2,057,732	$2,066,598	$2,046,265	$2,039,371	$1,958,021
Other Short-term Investments and CD’s1	137,184	163,237	151,323	173,246	123,455
Investment Securities
Investments Held-to-Maturity	195,135	198,824	201,761	205,819	209,436
Investments Available-for-Sale	294,109	299,529	302,627	286,944	279,582
Other Investments at Cost	2,942	2,942	2,894	2,894	2,679
Total Investment Securities	492,186	501,295	507,282	495,657	491,697
Loans Held-for-Sale	10,737	8,970	10,975	7,052	9,662
Loans	1,311,019	1,279,310	1,260,055	1,251,980	1,220,542
Allowance for Credit Losses - Investments	19	19	19	24	23
Allowance for Credit Losses - Loans	13,806	13,478	13,330	13,608	13,135
Allowance for Credit Losses - Unfunded Commitments	531	529	490	455	480
Goodwill	14,637	14,637	14,637	14,637	14,637
Other Intangibles	289	328	368	407	446
Total Deposits	1,749,544	1,771,164	1,754,041	1,725,718	1,675,901
Securities Sold Under Agreements to Repurchase	107,189	99,614	103,640	129,812	103,110
Federal Funds Purchased	—	—	—	—	—
Federal Home Loan Bank Advances	—	—	—	—	—
Junior Subordinated Debt	14,964	14,964	14,964	14,964	14,964
Accumulated Other Comprehensive Loss (AOCL)	(18,401)	(20,173)	(21,863)	(22,973)	(25,459)
Shareholders’ Equity	167,557	161,568	155,500	149,959	144,494

Book Value Per Common Share	$21.78	$21.01	$20.23	$19.52	$18.90
Tangible Book Value Per Common Share (non-GAAP)	$19.84	$19.06	$18.28	$17.56	$16.93
Equity to Assets	8.14%	7.82%	7.60%	7.35%	7.38%
Tangible Common Equity to Tangible Assets (TCE Ratio) (non-GAAP)	7.47%	7.15%	6.92%	6.66%	6.66%
Loan to Deposit Ratio (Includes Loans Held-for-Sale)	75.55%	72.74%	72.46%	72.96%	73.41%
Loan to Deposit Ratio (Excludes Loans Held-for-Sale)	74.93%	72.23%	71.84%	72.55%	72.83%
Allowance for Credit Losses - Loans/Loans	1.05%	1.05%	1.06%	1.09%	1.08%

Regulatory Capital Ratios (Bank):
Leverage Ratio	8.66%	8.55%	8.44%	8.45%	8.40%
Tier 1 Capital Ratio	13.11%	13.10%	13.04%	12.90%	12.87%
Total Capital Ratio	14.16%	14.15%	14.10%	13.99%	13.94%
Common Equity Tier 1 Capital Ratio	13.11%	13.10%	13.04%	12.90%	12.87%
Tier 1 Regulatory Capital	$179,295	$175,471	$171,611	$167,673	$164,397
Total Regulatory Capital	$193,650	$189,497	$185,450	$181,759	$178,034
Common Equity Tier 1 Capital	$179,295	$175,471	$171,611	$167,673	$164,397

1 Includes federal funds sold and interest-bearing deposits

FIRST COMMUNITY CORPORATION

BALANCE SHEET DATA

(Dollars in thousands, except per share data)

Average Balances:	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Average Total Assets	$2,072,128	$1,954,772	$2,034,958	$1,897,755
Average Loans (Includes Loans Held-for-Sale)	1,302,826	1,211,880	1,271,673	1,185,024
Average Investment Securities	496,901	486,074	499,691	491,039
Average Short-term Investments and CDs[1]	166,191	147,817	155,596	110,907
Average Earning Assets	1,965,918	1,845,771	1,926,960	1,786,970
Average Deposits	1,772,485	1,661,782	1,733,794	1,593,832
Average Other Borrowings	116,907	129,165	126,862	146,956
Average Shareholders’ Equity	164,514	143,726	155,397	137,171

Asset Quality:	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Loan Risk Rating by Category (End of Period)
Special Mention	$5,186	$2,948	$2,506	$2,357	$921
Substandard	1,306	1,314	1,323	1,333	1,341
Doubtful	—	—	—	—	—
Pass	1,304,527	1,275,048	1,256,226	1,248,290	1,218,280
Total Loans	$1,311,019	$1,279,310	$1,260,055	$1,251,980	$1,220,542
Nonperforming Assets
Non-accrual Loans	$202	$205	$210	$215	$219
Other Real Estate Owned and Repossessed Assets	168	194	194	437	543
Accruing Loans Past Due 90 Days or More	2	482	66	6	48
Total Nonperforming Assets	$372	$881	$470	$658	$810

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Loans Charged-off	$10	$12	$17	$97
Overdrafts Charged-off	40	23	116	87
Loan Recoveries	(6)	(61)	(40)	(103)
Overdraft Recoveries	(4)	(4)	(41)	(16)
Net Charge-offs (Recoveries)	$40	$(30)	$52	$65
Net Charge-offs / (Recoveries) to Average Loans[2]	0.01%	(0.01%)	0.00%	0.01%

1 Includes federal funds sold and interest-bearing deposits

2 Annualized

FIRST COMMUNITY CORPORATION

INCOME STATEMENT DATA

(Dollars in thousands, except per share data)

	Three months ended		Three months ended		Three months ended		Three months ended		Twelve months ended
	December 31,		September 30,		June 30,		March 31,		December 31,
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024

Interest income	$24,897	$23,074	$24,902	$23,161	$24,173	$21,931	$23,082	$21,256	$97,054	$89,422
Interest expense	8,583	9,217	8,908	9,749	8,849	9,237	8,692	9,179	35,032	37,382
Net interest income	16,314	13,857	15,994	13,412	15,324	12,694	14,390	12,077	62,022	52,040
Provision for (release of) credit losses	369	242	201	(16)	(237)	454	437	129	770	809
Net interest income after provision for (release of) credit losses	15,945	13,615	15,793	13,428	15,561	12,240	13,953	11,948	61,252	51,231
Non-interest income
Deposit service charges	234	230	243	228	224	235	221	259	922	952
Mortgage banking income	698	709	934	575	879	659	759	425	3,270	2,368
Investment advisory fees and non-deposit commissions	2,146	1,720	1,862	1,595	1,751	1,508	1,806	1,358	7,565	6,181
Gain on sale of other assets	—	—	—	5	127	—	—	—	127	5
Loss on early extinguishment of debt	—	(229)	—	—	—	—	—	—	—	(229)
Other non-recurring income	2	—	188	—	—	95	—	—	190	95
Other	1,208	1,178	1,242	1,167	1,225	1,145	1,196	1,142	4,871	4,632
Total non-interest income	4,288	3,608	4,469	3,570	4,206	3,642	3,982	3,184	16,945	14,004
Non-interest expense
Salaries and employee benefits	8,173	7,437	8,059	7,422	8,060	7,303	7,657	7,101	31,949	29,263
Occupancy	801	773	792	793	772	738	777	790	3,142	3,094
Equipment	395	413	377	391	390	317	390	330	1,552	1,451
Marketing and public relations	542	210	557	477	208	258	514	566	1,821	1,511
FDIC assessment	257	307	286	290	274	302	300	278	1,117	1,177
Other real estate (income) expenses	4	(10)	12	11	110	90	12	12	138	103
Amortization of intangibles	40	40	39	40	40	39	39	39	158	158
Merger expenses	455	—	575	—	234	—	—	—	1,264
Other	3,160	2,656	2,977	2,567	2,995	2,796	3,065	2,689	12,197	10,708
Total non-interest expense	13,827	11,826	13,674	11,991	13,083	11,843	12,754	11,805	53,338	47,465
Income before taxes	6,406	5,397	6,588	5,007	6,684	4,039	5,181	3,327	24,859	17,770
Income tax expense	1,576	1,165	1,396	1,146	1,498	774	1,184	730	5,654	3,815
Net income	$4,830	$4,232	$5,192	$3,861	$5,186	$3,265	$3,997	$2,597	$19,205	$13,955

Per share data
Net income, basic	$0.63	$0.55	$0.68	$0.51	$0.68	$0.43	$0.52	$0.34	$2.51	$1.83
Net income, diluted	$0.62	$0.55	$0.67	$0.50	$0.67	$0.42	$0.51	$0.34	$2.47	$1.81

Average number of shares outstanding - basic	7,671,825	7,628,421	7,668,043	7,623,260	7,663,964	7,617,266	7,647,537	7,600,450	7,662,923	7,616,502
Average number of shares outstanding - diluted	7,786,731	7,738,048	7,786,177	7,722,276	7,786,757	7,695,476	7,767,978	7,679,771	7,760,869	7,702,343
Shares outstanding period end	7,693,215	7,644,424	7,689,694	7,640,648	7,685,754	7,635,145	7,681,601	7,629,005	7,693,215	7,644,424

Return on average assets	0.92%	0.86%	1.00%	0.80%	1.02%	0.71%	0.82%	0.56%	0.94%	0.74%
Return on average common equity	11.65%	11.71%	13.04%	11.04%	13.68%	9.82%	11.05%	7.91%	12.36%	10.17%
Return on average tangible common equity (non-GAAP)	12.81%	13.09%	14.40%	12.39%	15.18%	11.08%	12.31%	8.95%	13.68%	11.44%
Net interest margin (non taxable equivalent)	3.29%	2.99%	3.26%	2.95%	3.19%	2.92%	3.12%	2.78%	3.22%	2.91%
Net interest margin (taxable equivalent)	3.32%	3.00%	3.27%	2.96%	3.21%	2.93%	3.13%	2.79%	3.23%	2.92%
Efficiency ratio[1]	64.51%	66.67%	64.44%	70.48%	66.04%	72.75%	69.23%	77.15%	65.97%	71.56%

[1]	Calculated by dividing non-interest expense less merger expenses by net interest income on tax equivalent basis and non interest income, excluding gain on sale of other assets, loss on early extinguishment of debt, and other non-recurring noninterest income.

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

(Dollars in thousands)

	Three months ended December 31, 2025			Three months ended December 31, 2024
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$1,302,826	$19,173	5.84%	$1,211,880	$17,201	5.65%
Non-taxable securities	45,576	346	3.01%	48,170	350	2.89%
Taxable securities	451,325	3,782	3.32%	437,904	3,805	3.46%
Int bearing deposits in other banks	166,018	1,595	3.81%	147,668	1,716	4.62%
Fed funds sold	173	1	2.29%	149	2	5.34%
Total earning assets	1,965,918	24,897	5.02%	1,845,771	23,074	4.97%
Cash and due from banks	24,024			24,282
Premises and equipment	29,348			30,044
Goodwill and other intangibles	14,945			15,102
Other assets	51,453			52,612
Allowance for credit losses - investments	(19)			(24)
Allowance for credit losses - loans	(13,541)			(13,015)
Total assets	$2,072,128			$1,954,772

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$368,961	$1,157	1.24%	$328,330	$965	1.17%
Money market accounts	473,707	3,540	2.96%	437,872	3,497	3.18%
Savings deposits	104,427	50	0.19%	109,992	89	0.32%
Time deposits	339,549	2,996	3.50%	323,690	3,412	4.19%
Fed funds purchased	—	—	NA	—	—	NA
Securities sold under agreements to repurchase	101,943	580	2.26%	83,929	572	2.71%
FHLB Advances	—	—	NA	30,272	392	5.15%
Other long-term debt	14,964	260	6.89%	14,964	290	7.71%
Total interest-bearing liabilities	1,403,551	8,583	2.43%	1,329,049	9,217	2.76%
Demand deposits	485,841			461,898
Allowance for credit losses - unfunded commitments	529			410
Other liabilities	17,693			19,689
Shareholders’ equity	164,514			143,726
Total liabilities and shareholders’ equity	$2,072,128			$1,954,772

Cost of deposits, including demand deposits			1.73%			1.91%
Cost of funds, including demand deposits			1.80%			2.05%
Net interest spread			2.59%			2.21%
Net interest income/margin		$16,314	3.29%		$13,857	2.99%
Net interest income/margin (tax equivalent)		$16,442	3.32%		$13,900	3.00%

FIRST COMMUNITY CORPORATION

Yields on Average Earning Assets and

Rates on Average Interest-Bearing Liabilities

(Dollars in thousands)

	Twelve months ended December 31, 2025			Twelve months ended December 31, 2024
	Average	Interest	Yield/	Average	Interest	Yield/
	Balance	Earned/Paid	Rate	Balance	Earned/Paid	Rate
Assets
Earning assets
Loans	$1,271,673	$73,655	5.79%	$1,185,024	$66,431	5.61%
Non-taxable securities	46,100	1,378	2.99%	48,761	1,420	2.91%
Taxable securities	453,591	15,548	3.43%	442,278	16,084	3.64%
Int bearing deposits in other banks	155,518	6,470	4.16%	110,844	5,484	4.95%
Fed funds sold	78	3	3.85%	63	3	4.76%
Total earning assets	1,926,960	97,054	5.04%	1,786,970	89,422	5.00%
Cash and due from banks	24,551			24,126
Premises and equipment	29,587			30,313
Goodwill and other intangibles	15,004			15,161
Other assets	52,317			53,948
Allowance for credit losses - investments	(21)			(27)
Allowance for credit losses - loans	(13,440)			(12,736)
Total assets	$2,034,958			$1,897,755

Liabilities
Interest-bearing liabilities
Interest-bearing transaction accounts	$350,844	$4,279	1.22%	$311,101	$3,451	1.11%
Money market accounts	463,405	14,015	3.02%	417,178	13,824	3.31%
Savings deposits	108,379	268	0.25%	112,473	430	0.38%
Time deposits	339,463	12,685	3.74%	309,509	13,468	4.35%
Fed funds purchased	11	1	9.09%	12	1	8.33%
Securities sold under agreements to repurchase	111,887	2,713	2.42%	77,158	2,183	2.83%
FHLB Advances	—	—	NA	54,822	2,808	5.12%
Other long-term debt	14,964	1,071	7.16%	14,964	1,217	8.13%
Total interest-bearing liabilities	1,388,953	35,032	2.52%	1,297,217	37,382	2.88%
Demand deposits	471,703			443,571
Allowance for credit losses - unfunded commitments	489			501
Other liabilities	18,416			19,295
Shareholders’ equity	155,397			137,171
Total liabilities and shareholders’ equity	$2,034,958			$1,897,755

Cost of deposits, including demand deposits			1.80%			1.96%
Cost of funds, including demand deposits			1.88%			2.15%
Net interest spread			2.52%			2.12%
Net interest income/margin		$62,022	3.22%		$52,040	2.91%
Net interest income/margin (tax equivalent)		$62,309	3.23%		$52,198	2.92%

The tables below provide a reconciliation of non-GAAP measures to GAAP for the periods indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible book value per common share	2025	2025	2025	2025	2024
Tangible common equity per common share (non-GAAP)	$19.84	$19.06	$18.28	$17.56	$16.93
Effect to adjust for intangible assets	1.94	1.95	1.95	1.96	1.97
Book value per common share (GAAP)	$21.78	$21.01	$20.23	$19.52	$18.90
Tangible common shareholders’ equity to tangible assets
Tangible common equity to tangible assets (non-GAAP)	7.47%	7.15%	6.92%	6.66%	6.66%
Effect to adjust for intangible assets	0.67%	0.67%	0.68%	0.69%	0.72%
Common equity to assets (GAAP)	8.14%	7.82%	7.60%	7.35%	7.38%

Return on average tangible common equity	Three months ended December 31,		Three months ended September 30,		Three months ended June 30,		Three months ended March 31,		Twelve months ended December 31,
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Return on average tangible common equity (non-GAAP)	12.81%	13.09%	14.40%	12.39%	15.18%	11.08%	12.31%	8.95%	13.68%	11.44%
Effect to adjust for intangible assets	(1.16)%	(1.38)%	(1.36)%	(1.35)%	(1.50)%	(1.26)%	(1.26)%	(1.04)%	(1.32)%	(1.27)%
Return on average common equity (GAAP)	11.65%	11.71%	13.04%	11.04%	13.68%	9.82%	11.05%	7.91%	12.36%	10.17%

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31	December 31,
Pre-tax, pre-provision earnings	2025	2025	2024	2025	2024
Pre-tax, pre-provision earnings (non-GAAP)	$6,775	$6,789	$5,639	$25,629	$18,579
Effect to adjust for pre-tax, pre-provision earnings	(1,945)	(1,597)	(1,407)	(6,424)	(4,624)
Net Income (GAAP)	$4,830	$5,192	$4,232	$19,205	$13,955

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
Net income excluding the after-tax effect of merger expenses	2025	2025	2024	2025	2024
Net income excluding the after-tax effect of merger expenses (non-GAAP)	$5,357	$5,629	$4,232	$20,348	$13,955
Effect to adjust for the after-tax effect of merger expenses	(527)	(437)	—	(1,143)	—
Net Income (GAAP)	$4,830	$5,192	$4,232	$19,205	$13,955

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
Diluted earnings per common share excluding the after-tax effect of merger expenses	2025	2025	2024	2025	2024
Diluted earnings per common share excluding the after-tax effect of merger expenses (non-GAAP)	$0.6880	$0.7229	$0.5469	$2.6219	$1.8118
Effect to adjust for the after-tax effect of merger expenses	(0.0677)	(0.0561)	—	(0.1473)	—
Diluted earnings per common share (GAAP)	$0.6203	$0.6668	$0.5469	$2.4746	$1.8118

Certain financial information presented above is determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include “Tangible book value per common share,” “Tangible common shareholders’ equity to tangible assets,” “Return on average tangible common equity,” “Pre-tax, pre-provision earnings,” “Net income excluding the after-tax effect of merger expenses,” “Diluted earnings per common share excluding the after-tax effect of merger expenses.”

•	“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.
•	“Tangible common shareholders’ equity to tangible assets” is defined as total common equity reduced by recorded intangible assets divided by total assets reduced by recorded intangible assets.
•	“Return on average tangible common equity” is defined as net income on an annualized basis divided by average total equity reduced by average recorded intangible assets.
•	“Pre-tax, pre-provision earnings” is defined as net interest income plus non-interest income, reduced by non-interest expense.
•	“Net income excluding the after-tax effect of merger expenses” is defined as net income plus merger expenses less income taxes on merger expenses. For purposes of our non-GAAP reconciliation, deductible merger expenses were tax-effected at our marginal tax rate of 23.84%, while non-deductible merger-related costs were tax-effected at 0%. The after-tax adjustment represents the combination of these two components.
•	“Diluted earnings per common share excluding the after-tax effect of merger expenses” is defined as ((net income plus merger expenses less income taxes on merger expenses) divided by the average number of diluted shares outstanding). For purposes of our non-GAAP reconciliation, deductible merger expenses were tax-effected at our marginal tax rate of 23.84%, while non-deductible merger-related costs were tax-effected at 0%. The after-tax adjustment represents the combination of these two components.

Our management believes that these non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare our operating results from period-to-period in a meaningful manner. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.